EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2010, in the Registration Statement on Form S-1 and related Prospectus of Wintegra, Inc. dated May 7, 2010.

         /s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel Aviv, Israel
May 7, 2010